EXHIBIT 4.2

                             AMENDMENT NO. 1 TO
                        SECOND AMENDED AND RESTATED
                         INVESTOR RIGHTS AGREEMENT

                             theglobe.com, inc.

                               August , 1998

               AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
                         INVESTOR RIGHTS AGREEMENT

     This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Amendment") is entered into as of the __ day of August, 1998, by and among theglobe.com, inc., a Delaware corporation (the "Company"), and the Investors, as defined in the Second Amended and Restated Investor Rights Agreement (the "Agreement"). Capitalized items used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

                            W I T N E S S E T H:
                            -------------------

     WHEREAS, the Investors hold registration and information rights pursuant to the Agreement;

     WHEREAS, pursuant to Section 2.10 of the Agreement, the holders of a majority in interest of the Registrable Securities desire to amend the provisions of Section 2 of the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     The first paragraph of Section 2.2 of the Agreement is hereby deleted in its entirety and is replaced with the following:

          2.2 PIGGYBACK REGISTRATIONS. Except in connection with an Initial Offering, the Company shall notify all Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities (other than non-convertible debt securities) of the Company (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or shares sold in connection with an acquisition, including other transactions under Rule 145 of the Securities
     Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the maximum number of Registrable Securities intended to be included in such registration and the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to request inclusion of all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, nothing in this Section 2.2 shall be deemed to convey upon any Holder the right to include in any registration statement filed in connection with an Initial Offering all or part of such Holder's Registrable Securities.

     Paragraph (a) of Section 2.2 of the Agreement is hereby deleted in its entirety and is replaced with the following:

          (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its Registrable Securities through such underwriting shall enter into a custody agreement and power of attorney authorizing the Company to sell the Registrable Securities to be offered by such Holders and to execute on the Holder's behalf an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder is or will be unable to deliver any document reasonably required by the underwriters to register such Registrable Securities, then the Company shall have no obligation to include such Registrable Securities in such registration. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Company for its own account; second, to the holders under the Company's Registration Rights Agreement, dated as of August ____, 1998 (the "Registration Rights Agreement"), and Holders on a pro rata basis based on the total number of Registrable Securities held by such persons; and third, to any stockholder of the Company (other than a Holder or a holder under the Registration Rights Agreement) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering.

               [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement as of the date set forth above.



theglobe.com, inc.                              Dancing Bear Investments, Inc.


By:                                        By:
    -------------------------------             ------------------------------
    Todd V. Krizelman                           Name:
    Co-Chief Executive Officer and              Title:
    Co-President

                                                Robert Halperin
By:
    -------------------------------
    Stephan J. Paternot
    Co-Chief Executive Officer,
    Co-President and Secretary                  ------------------------------


                                                David Horowitz



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